EXHIBIT NO. 3.1

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                             B&B CAPITAL GROUP, INC.
                             -----------------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: B&B CAPITAL GROUP, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 3700 Airport Road, Suite 307, Boca Raton, Florida 33431.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.


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                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 1,000 shares of common stock, par value $.001 per share.

                                    ARTICLE V
                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      -------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                      SOUTH FLORIDA REGISTERED AGENTS, INC.
                    c/o Atlas, Pearlman, Trop & Borkson, P.A.
                          200 E. Las Olas Blvd., #1900
                            Ft. Lauderdale, FL 33301

                                   ARTICLE VII
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Roxanne K. Beilly, Esq., Atlas, Pearlman, Trop & Borkson, P.A., 200 E. Las Olas Boulevard, Suite 1900, Ft. Lauderdale, FL 33301. ARTICLE VIII INDEMNIFICATION This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

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                                   ARTICLE IX
             AFFILIATED TRANSACTIONS AND CONTROL SHARE ACQUISITIONS
             ------------------------------------------------------

         This Corporation expressly elects not to be governed by Sections 607.0901, 607.0902 and 607.0903 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 5th day of May, 1998.


                                         -------------------------------------
                                         Roxanne K. Beilly, Esq., Incorporator

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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         B&B CAPITAL GROUP, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 3700 Airport Road, Suite 307, Boca Raton, FL 33431, has named SOUTH FLORIDA REGISTERED AGENTS, INC. whose address is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 E. Las Olas Boulevard, Suite 1900, Ft. Lauderdale, Florida 33301, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

                                        SOUTH FLORIDA REGISTERED AGENTS,
                                        INC.
                                        (a Florida corporation)

                                        By: _______________________
                                        Beverly F. Bryan, President